UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 24, 2026

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-38301	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras
Terrebonne, Quebec, Canada, J6Y 1Y4
(Address of principal executive offices, including zip code)

(450) 951-8555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2026, Loop Industries, Inc., a Nevada corporation (the “Company”), received a written notice (the “MVLS Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it is not in compliance with the minimum Market Value of Listed Securities (“MVLS”) requirement for continued listing on The Nasdaq Global Market. Specifically, the MVLS Notice stated that the Company’s MVLS had been below $50 million for the last 30 consecutive business days from June 10, 2026 to July 23, 2026, and that the Company is therefore not in compliance with Nasdaq Listing Rule 5450(b)(2)(A). The MVLS Notice also noted that the Company does not meet the requirements under Nasdaq Listing Rule 5450(b)(3)(A).

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a period of 180 calendar days, or until January 20, 2027, to regain compliance with the MVLS requirement. To regain compliance, the Company’s MVLS must close at or above $50 million for a minimum of ten consecutive business days at any time during this 180-day compliance period. If the Company does not regain compliance with the MVLS requirement by January 20, 2027, Nasdaq will provide a written notice to the Company that its securities are subject to delisting. Alternatively, the Company may consider applying for a transfer to The Nasdaq Capital Market.

On July 27, 2026, the Company received another written notice (the “Bid Price Notice”) from the Listing Qualifications Department of Nasdaq, notifying the Company that it is not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Global Market. Specifically, the Bid Price Notice stated that the Company’s closing bid price had been below $1.00 for the last 30 consecutive business days from June 11, 2026 to July 24, 2026, and that the Company is therefore not in compliance with Nasdaq Listing Rule 5450(a)(1).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until January 25, 2027, to regain compliance with the minimum bid price requirement. To regain compliance, the Company's bid price must close at or above $1.00 for a minimum of ten consecutive business days at any time during this 180-day compliance period. If the Company does not regain compliance with the minimum bid price requirement by January 25, 2027, Nasdaq will provide a written notice to the Company that its securities are subject to delisting. In the event the Company does not regain compliance with the minimum bid price requirement during the compliance period, the Company may be eligible for additional time, subject to additional requirements.

The MVLS Notice or the Bid Price Notice has no immediate effect on the listing or trading of the Company's common stock on The Nasdaq Global Market. The Company’s common stock will continue to trade under the symbol “LOOP”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: July 29, 2026	By:	/s/ Spencer Hart
Spencer Hart
Chief Financial Officer and Director